MARKETING AND DEVELOPMENT AGREEMENT

      This Agreement is entered into by and between American Data Source (herein referred to as "ADS") and Parkway Advisors Group, Inc. dba Parkway Solutions (herein referred to as "Parkway") (jointly referred to as the "Parties") who, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, would agree as follows:

I.    RECITALS

      1.1 Whereas ADS has developed a trust administration; management and accounting software system ("the system"); and

      1.2 Whereas Parkway has the ability and expertise to market and promote the system separate from, or in conjunction with other services provided by Parkway; and

      1.3 Whereas ADS desires to grant to Parkway the non-exclusive right to market the system on the terms and conditions contained herein; and

      1.4 Whereas Parkway desires to be retained by ADS on the terms and conditions contained herein.

      THEREFORE the Parties agree as follows:


II.   MARKETING GRANT

      2.1 ADS hereby appoints and grants to Parkway a non-exclusive license and right to market, sell and promote the system throughout the United States. Parkway does hereby accept such appointment and grant on the terms and conditions as herein set forth and agrees to use its best efforts in performing its marketing services.

      2.2 ADS agrees that the system being marketed by Parkway meets or exceeds the functional standards of the current production release of the system, or a release containing already agreed upon and planned functional modifications. It shall be the duty of Parkway to obtain a current functional specification of the system prior to making any representations to a prospective licensee.

      2.3 Parkway acknowledges and agrees that ADS is the sole and exclusive owner of any and all rights, title, and interest in and to the system including any copyright and that all components and services licensed, marketed or sold by Parkway shall dearly identify ADS as the owner and licensor of the system.

      2.4 Parkway acknowledges that ADS will work directly with all prospective clients interested in licensing the system, with neither party having any obligation to Parkway beyond the fees specified in Exhibit B of this agreement. ADS's interaction with the client will be necessary to fulfill the service offerings of ADS as described in Exhibit A of this agreement


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III.  FEES

      3.1 For any and all fees collected by ADS for the 1icens~ng and use of the system by clients secured by or otherwise introduced to AIDS by Parkway's marketing efforts, Parkway shall receive compensation as described in Schedule B of this agreement. The fee is to be paid to compensate Parkway for the marketing and business development costs incurred in sourcing and assisting in the securing of such clients.

      3.2 Should ADS terminate this agreement, while maintaining a relationship with a client referred by Parkway and without the consent of Parkway, ADS shall continue to compensate Parkway as described in Schedule B until such dine that ADS's services to the client terminates.

IV.   CONFIDENTIALITY

      4.1 Parkway agrees to keep confidential from any third parties the design, capabilities, programming and source code related to the system except as is necessary to market and promote the system to prospective clients. ADS ac1~now1edges that the general concept of the system and the services it provides is not necessarily confidential as to Parkway.

      4.2 ADS agrees to keep confidential all information related to the clients of Parkway who contract and agree to use the system.

      4.3 Upon the termination of this Agreement for any reason, the Patties agree to Cooperate fully in the preservation, mutual exchange and return of all confidential information held by the other party hereto.

      4.4 The Parties hereby declare that it is difficult if not impossible, to accurately measure in money the damages which will accrue to either of the Parties hereto by reason of a failure to perform any of the obligations under Article VI of this Agreement. Therefore, If any party hereto shall institute any action or proceeding to enforce the provisions hereof any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party has or have an adequate remedy at law, and such person shall not urge in any such action or proceeding the claim or defense that such remedy at law exists. The Parties e~zpxess1y agree that any Court of competent jurisdiction enforce this agreement by any remedy available at law, including by injunctive relief.


V.    TERM

      5.1 The term of this Agreement shall be one (1) year (primary term) from the date here of and automatically renewed annually so long as ADS has a relationship with a client referred by Parkway.

      5.2 Nothing herein to the contrary withstanding, either party shall have the right to terminate this Agreement, at any time and for cause during the primary term or any extension thereof, on thirty (30) days written notice to the other party.

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VI.   INDEMNIFICATION

      6.1 Each party hereto agrees to indemnify and hold the other harmless from and against any and all claims, actions, debts, costs, or liabilities arising out of or related to any act or omission, negligent or otherwise, of the other party hereto. Should either party hereto receive notice of any kind of any potential claim against the other party hereto, such party shall immediately notify such other party arid provide any arid all information in the parties' possession concerning such potential or actual claim.


VII.  MISCELLANEOUS

      7.1 ADS hereby grants to Parkway, during the term of this Agreement, an exclusive right of first refusal to purchase the system and any tights pertaining thereto In the event that ADS offers or receives an offer to sell or transfer the system or any tights thereto to any third party or unable to continue its operations for any reason. In the event of such an offer, Parkway shall have the right to purchase the system on the same or substantially similar terms and conditions and shall have ten (10) days written notice to exercise such exclusive tight.

      7.2 This Agreement may not be assigned by either party to this Agreement without the prior written consent of the other party.

      7.3 The term "Agreement" as used herein shall include any future written amendments or modifications made in accordance herewith.

      7.4 If any of the provisions or portions of this Agreement are invalid under applicable statute or rule of law, such provisions or portion are to that extent deemed omitted.

      7.5 No waiver of any breach of this Agreement shall be deemed to be a waiver of any subsequent breach. Should it become necessary to bring legal action to enforce any part of this Agreement, the prevailing party in any such action shall be entitled to an award of reasonable attorneys fees and costs incurred in such action.

      7.6 This Agreement is the complete agreement between the parties and supercedes all prior agreements, written or oral, between the parties.

      7.7 All modifications to this Agreement must be in writing and signed by both parties.

      7.8 This Agreement shall be construed according to the laws of the State of Texas.


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      Dated: April 25, 2005


      American Data Source

      By: /s/
        -----------------------------
        Mitch Segal, President


      Parkway Advisors Group, Inc.
      dba Parkway Solutions

      By: /s/
        -----------------------------
        Carl C. Peterson, President